UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2017

APTEVO THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37746	81-1567056
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue, Suite 1050 Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 2.02 Results of Operations and Financial Condition.

On March 31, 2017, Aptevo Therapeutics Inc. (the “Company”) issued a press release announcing its financial results for the period ended December 31, 2016.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this report, including the exhibit hereto, is being furnished and shall not be deemed ‘‘filed’’ for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.  The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission (the “SEC”) made by the Company, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 30, 2017, the board of directors and the audit committee of Aptevo Therapeutics Inc. (the “Company”), in consultation with management, concluded that: (i) the Company’s audited financial statements for the year ended December 31, 2015 and unaudited financial information for the quarter ended March 31, 2016 included in the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”) on July 13, 2016 and (ii) the Company’s unaudited financial information for the quarters ended June 30, 2016 and September 30, 2016 included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2016 and September 30, 2016 filed with the SEC on August 25, 2016 and November 14, 2016, respectively, should no longer be relied upon due to errors identified therein.

The errors were identified in the course of preparing the Company’s audited financial statements for the year ended December 31, 2016 and relate to the accounting treatment of certain deferred tax liabilities.  The errors did not impact the Company’s net loss, revenues, or stockholders’ equity, but required the restatement of Company’s previously issued financial statements, as described below.

Our December 31, 2015 financial statements include $41.8 million of intangible assets which resulted from the acquisition of in-process research and development (“IPR&D”) programs related to TRU-016, a novel CD37-directed therapy for B-cell malignancies, such as chronic lymphocytic leukemia and non-Hodgkin’s lymphoma. This amount was deemed to be an indefinite-lived asset, to remain as an indefinite-lived asset on the balance sheet until completion or abandonment of the associated research and development efforts. Following the spin-off of the Company in August 2016, the Company conducted an internal review of all deferred tax assets and liabilities acquired and it was determined that a deferred tax liability should have been recorded associated with the difference between the book basis and the tax basis of the asset as a part of the acquisition in 2010.  The error has no effect on the net assets distributed in the spin-off.

The Company, in its Annual Report on Form 10-K for the year ended December 31, 2016, has corrected its financial statements for the affected periods, consisting of:

•

adjustments to the balance sheets as of December 31, 2015, March 31, 2016 and June 30, 2016 to increase deferred tax liabilities by $15.3 million and to make a corresponding $15.3 million increase in goodwill; and

•

adjustments to the statement of operations for the three and nine months ended September 30, 3016 to increase each of (i) the amount of impairment expense, (ii) loss from operations, (iii) loss before income tax and (iv) benefit from income tax by $15.3 million. Net loss is not affected by these adjustments.

The Company does not intend to file amendments to any prior SEC filings for the periods through September 30, 2016.

The board of directors, the audit committee of the board of directors and management have discussed the matters disclosed in this Item 4.02(a) of this Current Report on Form 8-K with the Company’s independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated March 31, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date: March 31, 2017	By:	/s/ Shawnte Mitchell
Shawnte Mitchell, Secretary, Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated March 31, 2017